Exhibit 10.45

PARTICIPATION AGREEMENT

This Participation Agreement is made as of the 5th day of December, 2001 by and between Affinity Group Thrift Holding Corp. (“Thrift Holding”) and the Stephen Adams Living Trust (“Adams”).

WITNESSETH:

                WHEREAS, Thrift Holding is the holder of a capital note issued by Affinity Bank Holdings Inc. (the “Maker”) on October 1, 1999 in the original principal amount of $18,636,615 (the “Capital Note”);

                WHEREAS, Adams purchased a $1.5 million participation in the Capital Note by the terms of a participation agreement dated as of October 31, 2000 made between Thrift Holding and Adams (the “Prior Participation Agreement”);

                WHEREAS, the Capital Note does not require any payments to be made on a current basis, no payments of principal or interest have been made on the Capital Note since the issuance of the Capital Note and interest has accrued thereon at the rate set forth therein since the date thereof;

                WHEREAS, Thrift Holding is desirous of selling an additional participation in the Capital Note on substantially the same terms and conditions as in the Prior Participation Agreement;

                WHEREAS, Adams is willing to purchase a participation in the Capital Note at par provided that (i) payments received in respect of the Capital Note are applied on a “LIFO” basis and paid first to Adams to the extent of Adams’ interest therein and (ii) Thrift Holding reimburse Adams for the origination fees (aggregating $450,000) and the allocable share of the lender’s legal fees ($72,581) incurred by an affiliate of Adams in obtaining funds for the purchase of such participation;

                WHEREAS, Thrift Holding is willing to sell such participation to Adams.

                NOW, THEREFORE, in consideration of the payment of $15 million by Adams to Thrift Holding, the receipt of which is acknowledged by Thrift Holding, Thrift Holding and Adams agree as follows:

                1.             Participation.  Thrift Holding hereby grants to Adams a participation in the Capital Note to the extent of $15 million of principal thereof, together with (i) interest on such $15 million at the rate set forth in the Capital Note from the date hereof and (ii) any pro rata premium, penalty or other amounts payable in respect of the Capital Note by the terms thereof.  All payments made in respect of the Capital Note shall be first applied to accrued interest on Adams’ interest therein and then to the principal amount of Adams’ interest therein, Thrift Holding agreeing that it shall retain no payment in respect of the Capital Note until the participation of Adams therein has been paid in full to Adams.  If Adams’ interest shall not have been paid directly to Adams by the Maker, Thrift Holding agrees to remit, contemporaneously with its receipt thereof, Adams’ interest in any such payment.  As between Adams’ participation in the Capital Note pursuant to this Participation Agreement and Adams’ participation in the Capital Note pursuant to the Prior Participation Agreement, amounts shall be allocated by Adams in such manner as is determined by Adams, in Adams’ sole discretion.

                2.             Fees.  Thrift Holding agrees (i) to pay, directly to CIBC Capital Markets (“CIBC”), a fee in the amount of $450,000 committed to be paid by AOA Holding LLC, an affiliate of Adams, in connection with the funding of the purchase of the participation pursuant to this Participation Agreement, and (ii) to reimburse AOA for the allocable portion of CIBC’s legal fees, $72,581, such payments to be made by Thrift Holding contemporaneously with the receipt of funds by Thrift from Adams hereunder.

                3.             Acceptance.  Adams accepts the participation in the Capital Note granted pursuant to Section 1 above subject to the terms of the Capital Note and acknowledges that its interest therein is subject to the terms thereof and the instruments governing the issuance thereof, including the instruments referenced in a letter dated October 1, 1999 from the Maker to Thrift Holding by virtue of which the Capital Note was issued.

                4.             Representations and Warranties of Thrift Holding.  Thrift Holding represents and warrants to Adams that:

                                a.             Title.  Thrift Holding is the owner of the Capital Note, free and clear of any liens, mortgages, charges, security interests, encumbrances or other restrictions or limitations and has the legal right and authority to grant to Adams a participation in the Capital Note as provided herein.

                                b.             No Breach.  The execution, delivery, validity and enforceability of this Participation Agreement by Thrift Holding, the consummation of the transactions provided for hereby by Thrift Holding, and the performance by Thrift Holding of its obligations contemplated hereunder will not (i) violate, conflict with or result in a breach or termination of, or otherwise give any other person a right to terminate, or constitute a default, event of default or event which with notice, lapse of time or both, would constitute a default of event of default under, the terms of any material contract, indenture or other instrument by which Thrift Holding is bound, (ii) result in the creation of any lien on the Capital Note, (iii) constitute a violation by Thrift Holding of any statute, rule or regulation or (iv) give rise to any preferential right to purchase in favor of any third party.

                5.             Representations and Warranties of Adams.  Adams hereby represents and warrants to Thrift Holding that:

                                a.             Investment Intent.  Adams is acquiring the participation in the Capital Note for its own account for investment and with no present intention of distributing such interest or any part thereof.

                                b.             Purchase Investigation.  Adams has received and is familiar with such information with respect to the Maker and the Maker’s historical and projected performance as Adams deems necessary for the purpose of purchasing the participation in the Capital Note and desires no further information which respect thereto.  Adams acknowledges that Adams is not relying on any information provided by Thrift Holding in respect thereof.

                                c.             No Breach.  The execution, delivery, validity and enforceability of this Participation Agreement by Adams, the consummation of the transactions provided for hereby by Adams, and the performance by Adams of its obligations contemplated hereunder will not violate, conflict with or result in a breach or termination of, or otherwise give any other person a right to terminate or constitute a default, event of default or an event which, with notice, lapse of time or both, would constitute a default or event of default under, the terms of any material contract by which Adams is bound.

                6.             Miscellaneous.  This Participation Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  This Participation Agreement shall be construed and enforced in accordance with the laws of the state of California.  This Participation Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  This Participation Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be varied, modified or amended except by a writing signed by the parties to be charged.  The making, execution and delivery of this Participation Agreement by the parties hereto have been induced by no representations, statements, warranties or agreement of the other except those herein expressed.

                IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

AFFINITY GROUP THRIFT HOLDING CORP.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

STEPHEN ADAMS LIVING TRUST

By:	/s/
Name:	Stephen Adams
Title:	Trustee